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                                FORM OF AMENDMENT

                                                                    EX-99.g.1(i)


                                  [LOGO]CHASE


THE CHASE MANHATTAN BANK
4 New York Plaza
New York, NY   10004


August 28, 2001


The Brinson Relationship Funds
209 South LaSalle Street
Chicago, IL  60604

RE:  AMENDMENT TO MULTIPLE SERVICES AGREEMENT EFFECTIVE MAY 9, 1997
     SCHEDULES B1 AND F TO REFLECT THE ADDITION OF THE DSI ENHANCED S&P 500 FUND


Dear Sirs:

     We refer to the Multiple Services Agreement effective May 9, 1997 (the "MSA") between Morgan Stanley Trust Company, which was succeeded by The Chase Manhattan Bank, and the Brinson Relationship Funds.

     The parties hereby agree as follows:

     1. "Schedule B1 - List of Series of Brinson Relationship Funds AS AMENDED MAY 21, 2000" IS REPLACED in its entirety with "Schedule B1 - List of Series of Brinson Relationship Funds as last amended on August 28, 2001," attached hereto.

     2. "Schedule F - Fee Schedule for Brinson Relationship Funds AS AMENDED MAY 21, 2000" IS REPLACED in its entirety with "Schedule F - Fee Schedule for Brinson Relationship Funds as last amended on August 28, 2001," attached hereto.

     The MSA, as amended by this letter amendment, shall continue in full force and effect.

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Page Two



Please evidence your acceptance of the terms of this letter by signing below and returning one copy to Brian Fitzgerald, J.P. Morgan Investor Services Co., 73 Tremont, Boston, MA 02108.

                                            Very truly yours,

                                            THE CHASE MANHATTAN BANK


                                            By:
                                               ---------------------------------

                                            Name:
                                            Title:



Accepted and Agreed:

THE BRINSON RELATIONSHIP FUNDS


By:
     ------------------------------------

Name:
Title:

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                                   SCHEDULE B1

                LIST OF SERIES OF THE BRINSON RELATIONSHIP FUNDS

                         AS LAST AMENDED AUGUST 28, 2001

Brinson Global Securities Fund
Brinson Global Bond Fund
Brinson U.S. Equity Fund
Brinson U.S. Large Capitalization Equity Fund
Brinson U.S. Intermediate Capitalization Equity Fund
Brinson U.S. Value Equity Fund
Brinson U.S. Small Capitalization Equity Fund
Brinson International Equity Fund
Brinson Emerging Markets Equity Fund
Brinson Bond Plus Fund
Brinson U.S. Bond Fund
Brinson U.S. Short/Intermediate Fixed Income Fund
Brinson Limited Duration Fund
Brinson Short-Term Fund
Brinson U.S. Treasury Inflation Protected Securities Fund
Brinson U.S. Cash Management Prime Fund
Brinson High Yield Fund
Brinson Defensive High Yield Fund
Brinson Emerging Markets Debt Fund
Brinson Securitized Mortgage Fund
DSI Enhanced S&P 500 Fund Fund

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                                   SCHEDULE F

                 FEE SCHEDULE FOR THE BRINSON RELATIONSHIP FUNDS

                       AS LAST AMENDED ON AUGUST 28, 2001

                 ACCOUNTING, ADMINISTRATION, TRANSFER AGENCY AND
                      CUSTODY SERVICES ANNUAL FEE SCHEDULE


1. On an annual basis, 0.25 basis points of the average weekly U.S. assets of the Customer, 6.00 basis points of the average weekly non-U.S. assets of the Customer, 32.50 basis points of the average weekly emerging markets equity assets of the Customer and 1.90 basis points of the average weekly emerging markets debt assets of the Customer.

         There will be an annual fee of $25 for each shareholder account within The Brinson Relationship Funds.

         An additional fee of 7.50 basis points will be charged for administrative duties. PLEASE NOTE: The additional fee of 7.50 basis points can ONLY be charged up to the extent it does not make a fund exceed its expense cap. Please see below for the expense caps of each fund within the Brinson Relationship Funds:

FUND                                                                                  EXPENSE CAP
----                                                                                  -----------
Brinson Global Securities Fund                                                      5 basis points
Brinson Global Bond Fund                                                            5 basis points
Brinson U.S. Equity Fund                                                             1 basis point
Brinson U.S. Large Capitalization Equity Fund                                        1 basis point
Brinson U.S. Intermediate Capitalization Equity Fund                                 1 basis point
Brinson U.S. Value Equity Fund                                                       1 basis point
Brinson U.S. Small Capitalization Equity Fund                                        0 basis point
Brinson International Equity Fund                                                   6 basis points
Brinson Emerging Markets Equity Fund                                                50 basis points
Brinson Bond Plus Fund                                                              5 basis points
Brinson U.S. Bond Fund                                                               1 basis point
Brinson U.S. Short/Intermediate Fixed Income Fund                                    1 basis point
Brinson Limited Duration Fund                                                        1 basis point
Brinson Short-Term Fund                                                             5 basis points
Brinson U.S. Treasury Inflation Protected Securities Fund                            1 basis point
Brinson U.S. Cash Management Prime Fund                                              1 basis point
Brinson High Yield Fund                                                              0 basis point
Brinson Defensive High Yield Fund                                                    1 basis point
Brinson Emerging Markets Debt Fund                                                  50 basis points
Brinson Securitized Mortgage Fund                                                   10 basis points
DSI Enhanced S&P 500 Fund Fund                                                      10 basis points

         NO FEE (asset based or otherwise) will be charged on any investments made by any fund into any other fund managed by Brinson Partners, Inc. Fees are to be charged ONLY where actual non-Brinson Partners, Inc.-sponsored investment company or series securities are held. Assets of a series which are invested in another Brinson Partners,

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         Inc.-sponsored investment company or series shall not be counted in determining whether or not the charging of the 7.50 basis points charge for administrative duties would cause a fund to exceed its fee cap and shall not be counted in determining the amount of assets subject to the
         7.50 basis points.

         For purposes of this Schedule F, the "AVERAGE WEEKLY U.S. ASSETS OF THE CUSTOMER" means the average weekly U.S. assets custodied within the United States of the Customer as calculated by the Accounting Agent for the month for which the statement reflecting the charges for a given month relates. For purposes of this Schedule F, the "AVERAGE WEEKLY NON-U.S. ASSETS OF THE CUSTOMER" means the average weekly balance of countries included in the Morgan Stanley Capital World Ex-U.S.A. (free) Index or the Salomon Non-U.S. Government Bond Index (including assets with a country of issue of the European Economic Community and held in Euroclear or CEDEL) custodied outside the United States of the Customer as calculated by the Accounting Agent for the month for which the statement reflecting the charges for a given month relates. For purposes of this Schedule F, the "AVERAGE WEEKLY EMERGING MARKETS EQUITY ASSETS OF THE CUSTOMER" means the average weekly balance of the countries included in the International Finance Corporation Global Index (excluding countries included in the Morgan Stanley Capital World Ex-U.S.A. (free) Index or the Salmon Non-U.S. Government Bond Index, but including assets with a country of issue in the local market contained in such index that are held in Euroclear or CEDEL) custodied outside the United States of the Brinson Emerging Markets Equity Fund as calculated by the Accounting Agent for the month for which the statement reflecting the charges for a given month relates. For purposes of this Schedule F, the "AVERAGE WEEKLY EMERGING MARKETS DEBT ASSETS OF THE CUSTOMER" means the average weekly balance of the countries included in the J.P. Morgan Emerging Markets Bond Index Plus custodied outside the United States of the Brinson Emerging Markets Debt Fund (including assets with a country of issue in the local market contained in such index that are held in Euroclear or CEDEL) as calculated by the Accounting Agent for the month for which the statement reflecting the charges for a given month relates.

         Those fees include all out-of-pocket expenses or transaction charges incurred by the accountant, administrator, transfer agent and custodian with the exception of the following.

         The Customer will be billed directly by Other Parties for the following direct Customer expenses or transaction charges:

         (1)      taxes;

         (2) salaries and other fees of officers and directors who are not officers, directors, shareholders or employees of Other Parties, or the Customer's investment adviser;

         (3) SEC and state Blue Sky registration and qualification fees, levies, fines and other charges;

         (4)      EDGAR filing fees;

         (5)      independent public accountants;

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         (6)      insurance premiums including fidelity bond premiums;

         (7)      outside legal expenses;

         (8)      costs of maintenance of corporate existence;

         (9) expenses of typesetting and printing of prospectuses for regulatory purposes and for distribution to current shareholders of the Customer;

         (10) expenses of printing and production costs of shareholders' reports and proxy statements and materials;

         (11)     trade association dues and expenses; and

         (12) travel and lodging expenses of the Customer's directors and officers who are not directors, officers and/or employees of Other Parties.

         Customer will not be billed directly for any direct Customer Expenses or pay any other direct Customer expenses, unless the payment of such direct expenses is agreed to in writing by Customer.

2. Upon termination of the provision of services under this Agreement before the end of any month, the fee for the part of the month before such termination or the date after which the provision of services ceases, whichever is later, shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of such termination or the date after which the provision of the services ceases, whichever is later.